EXHIBIT 10.1

OPTION AGREEMENT

(Non-Employee Director Stock Option)

           This Option Agreement is made as of the <Date>, between Bally Total Fitness Holding Corporation, a Delaware corporation (hereinafter called the “Company”) and <Name>, a director of the Company (hereinafter called the “Director”).

           WHEREAS, the Board has heretofore adopted the 1996 Non-Employee Directors, Stock Option Plan of Bally Total Fitness Holding Corporation (the “Plan”); and

           WHEREAS, it is a requirement of the Plan that an Option Agreement be executed to evidence the Option granted to the Director.

           NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree, as follows:

           1.   Grant of Option.   The Company hereby grants to the Director the right and option (hereinafter called the Option) to purchase all or any part of an aggregate of <Amount> shares of the Common Stock, $.01 par value, of the Company (Shares) (such number being subject to adjustment as set forth herein and in the Plan) on the terms and conditions set forth herein and in the Plan.

           2.   Option Price.   The option price of the Shares covered by the Option is <Price>.

           3.   Term of Option.   The term of the Option shall be for a period of ten (10) years from the date hereof, subject to earlier termination as hereinafter provided.

           4.   Exercise of Option.

(a) Prior to its expiration or termination, and except as hereinafter provided, the Option may be exercised within the following time limitations:

(i) After one (1) year from the date hereof, it may be exercised as to not more than one-third (1/3) of the Shares originally subject to the Option.

(ii) After two (2) years from the date hereof, it may be exercised as to not more than the aggregate of two-thirds (2/3) of the Shares originally subject to the Option.

(iii) After three (3) years from the date hereof, it may be exercised as to any part or all of the Shares originally subject to the Option.

(b) In order to exercise the Option, the person or persons entitled to exercise it shall deliver to the Secretary of the Company, or such other person that the Committee may designate, written notice of the number of full Shares with respect to which the Option is to be exercised. Unless (i) the Company, in its discretion, establishes “cashless exercise” procedures pursuant to Section 7.2 of the Plan, and (ii) the Director elects to utilize such “cashless exercise” procedures, the notice shall be accompanied by payment in full for any shares being purchased. Such payment shall be in cash or by certificates of Shares held for more than six (6) months, duly endorsed in blank, equal in value to the purchase price of the Shares to be purchased based on their Fair Market Value on the date of exercise or a combination thereof. No fractional Shares shall be issued.

(c) No Shares shall be issued until full payment has been made, and the Director shall have none of the rights of the stockholder in respect of such Shares until full payment therefor has been made.

           5.   Nontransferability.   The Option shall not be transferable, other than: (a) by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Director, only by him, or in the event of death, his Successor, or in the event of disability, by him or his personal representative, or (b) pursuant to a qualified domestic relations order, as defined in the Code or ERISA or rules thereunder, (c) to the spouse, children or grandchildren or parents of the Director (“Immediate Family Members”), (d) to a trust or trusts for the exclusive benefit of the Director or Immediate Family Members, (e) to a partnership or limited liability company in which such Immediate Family Members and/or the Director are the only partners or members, or (f) to an entity exempt from federal income tax pursuant to section 501(c)(3) of the Code or any successor provision. Following transfer, the Option shall continue to be subject to the same terms and conditions of this agreement and the Plan as were applicable immediately prior to transfer.

           6.   Termination of Directorship.   In the event that a Director ceases to be a member of the Board (other than by reason of death, disability) then (a) the Option may be exercised by the Director (to the extent that he shall have been entitled to do so at the termination of his directorship) at any time within the later of (i) three (3) months after he ceases to be a member of the Board, and (ii) nine (9) months after the most recent grant of an Option to the Director pursuant to the Plan, but not beyond the original Term of the Option, and (b) the portion of the Option that has not vested as of the date the Director ceased to be a member of the Board shall automatically terminate.

           7.   Death or Disability of Director.   If the Director dies or becomes disabled while he is a member of the Board, the Option may be exercised in full, by his Successor in the event of death, or him or his personal representative in the event of disability, at any time within twelve (12) months after he ceases to be a member of the Board on account of such death or disability, but not beyond the original term of the Option; provided, however, in the event of disability, the Option may not be exercised prior to the six month anniversary of the date the Option was granted. If the Director, following the termination of his directorship, shall die within the later of the (i) three (3) months after the date he ceases to be a member of the Board, and (ii) nine (9) months after the most recent grant of an Option to the Director pursuant to the Plan, an Option may be exercised (to the extent the Director shall have been entitled to do so at the time of his death) by his Successor, at any time within twelve (12) months after the Director’s death, but not beyond the term of the Option.

           8.   Taxes.   The Company shall have the right to require a person entitled to receive Shares pursuant to the exercise of this Option under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Option.

           9.   Adjustments Upon Changes in Capitalization.   In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations, liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares subject to the Option hereby granted and the option price thereof shall be correspondingly equitably adjusted by the Committee (which adjustment may, but need not, include payment to the holder of the Option, in cash or in shares, in an amount equal to the difference between the option price and the then current fair market value of the Shares subject to the Option as equitably determined by the Committee). The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise be subject to the Option.

           10.   Delivery of Shares on Exercise.   Delivery of certificates for Shares pursuant to the exercise of this Option may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require the holder of the Option to furnish the Company with appropriate representations and a written investment agreement prior to the exercise of the Option and the delivery of any Shares pursuant to the Option.

           11.   Incorporation of Provisions of the Plan.   All of the provisions of the Plan, pursuant to which this Option is granted, are hereby incorporated by reference and made a part hereof as if specifically set forth herein, and to the extent of any conflict between this Option Agreement and the terms contained in the aforesaid Plan, the Plan shall control. To the extent any capitalized terms are not otherwise defined herein, they shall have the meanings set forth in the Plan.

           12.   Invalidity of Provisions.   The invalidity or unenforceability of any provision of this Option Agreement as a result of a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body, or any securities exchange shall not affect the validity or enforceability of the remainder of this Option Agreement.

           13.   Waiver and Modification.   The provisions of this Option Agreement may not be waived or modified unless such waiver or modification is in writing and signed by the parties hereto.

           14.   Interpretation.   All decisions or interpretations made by the Committee with regard to any questions arising under the Plan or this Option Agreement as provided by Section 4 of the Plan, shall be binding and conclusive on the Company and the Director.

           15.   Governing Law.   This Option Agreement shall be governed by the laws of the State of Delaware.

           IN WITNESS WHEREOF, the Company has caused this Option Agreement to be duly executed by one of its officers thereunto duly authorized, and the Director has hereunto set his hand, all on the day and the year first above written.

BALLY TOTAL FITNESS HOLDING CORPORATION

By:

Director

Social Security Number

6